Exhibit 3.1

FRANCISC O V . AGUILAR Secretar y o f Stat e 40 1 Nort h Carso n Street Carso n City , Nevad a 89701 - 4201 (775) 684 - 5708 Website : www.nvsos.gov Profit Corporation: Cer t ificat e o f Amendmen t (PURSUAN T T O NR S 78.38 0 & 78.385/78.390) Certificat e t o Accompan y Restate d Article s o r Amende d and Restate d Article s (PURSUAN T T O NR S 78.403) Officer’ s Statemen t (PURSUAN T T O NR S 80.030) TYP E O R PRIN T - US E DAR K IN K ONL Y - D O NO T HIGHLIGHT This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 9/1/2023 Nam e o f entit y a s o n fil e wit h th e Nevad a Secretar y o f State: Vivakor, Inc. Entit y o r Nevad a Busines s Identificatio n Numbe r (NVID) : NV20061383583 1 . Entit y information: Certificat e t o Accompan y Restate d Article s o r Amende d an d Restate d Articles Restate d Article s - N o amendments ; article s ar e restate d onl y an d ar e signe d b y an office r o f th e corporatio n wh o ha s bee n authorize d t o execut e th e certificat e by resolutio n o f th e boar d o f director s adopte d on: Th e certificat e correctl y set s fort h th e tex t o f th e article s o r certificat e a s amended t o th e dat e o f th e certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 2 . Restate d or Amende d and Restate d Articles : (Selec t one) (I f amendin g and restatin g only , complete sectio n 1, 2 3 , 5 an d 6) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued 3 . Typ e of Amendmen t Filing Bein g Completed: (Selec t onl y on e box ) (I f amending , complete sectio n 1 , 3 , 5 an d 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.74% O r N o actio n b y stockholder s i s required , nam e chang e only . Officer’ s Statemen t (foreig n qualifie d entitie s onl y) - Nam e i n hom e state , i f usin g a modifie d nam e i n Nevada: Jurisdictio n o f formation: Change s t o take s th e followin g effect: Th e entit y nam e ha s bee n amended . Dissolution Th e purpos e o f th e entit y ha s bee n amended . Merger Th e authorize d share s hav e bee n amended . Conversion Other : (specif y changes ) * Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

FRANCISC O V . AGUILAR Secretar y o f State 40 1 Nort h Carso n Street Carso n City , Nevad a 89701 - 4201 (775) 684 - 5708 Website : www.nvsos.gov 4 5 c 6 ( This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023 Profi t Corporation: Cer t ificat e o f Amendmen t (PURSUAN T T O NR S 78.38 0 & 78.385/78.390) Certificat e t o Accompan y Restate d Article s o r Amende d and Restate d Article s (PURSUAN T T O NR S 78.403) Officer’ s Statemen t (PURSUAN T T O NR S 80.030) Date: Time: (mus t no t b e late r tha n 9 0 day s afte r th e certificat e i s filed) . Effectiv e Dat e and Time : (Optional) Change s t o take s th e followin g effect: Th e entit y nam e ha s bee n amended. Th e registere d agen t ha s bee n changed . (attac h Ce r tifi c at e o f Acceptanc e fro m new registere d agent) Th e purpos e o f th e entit y ha s bee n amended. Th e authorize d share s hav e bee n amended. Th e directors , manager s o r genera l partner s hav e bee n amended. IR S ta x languag e ha s bee n added. Article s hav e bee n added. Article s hav e bee n deleted. Other. Th e article s hav e bee n a m ende d a s follows : (provid e a r ticl e numbers , i f available) Article III Authorized Common Stock increased to 500,000,000 (see attached (attac h additiona l page( s) i f necessary) . Informatio n Being Changed : (Domestic orporation s only) X Chief Executive Officer Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. . Signature: Required) Please include any required or optio n al information in space belo w : (attach additional page(s) if necessary)

ATTACHMENT TO

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

VIVAKOR, INC.

ARTICLE III

A. Classes of Stock. The Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock which this Corporation is authorized to issue is 500,000,000, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is 15,000,000 shares, par value $0.001, and the Company has withdrawn the preferred stock designations for the previously designated Series A Preferred Stock (66,667 authorized shares), Series B Preferred Stock (3,266,667 authorized shares), Series B-1 Preferred Stock (1,666,667 authorized shares), Series C Preferred Stock (3,333,334 authorized shares), and Series C-1 Preferred Stock (1,666,667 authorized shares), which shares have been returned to the Corporation’s authorized Preferred Stock. The Corporation currently has one series of outstanding Preferred Stock, entitled Series A Convertible Preferred Stock (150,000 authorized shares).

B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The Corporation’s Board of Directors (the “Board of Directors”) hereby is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in these Articles of Incorporation (“Protective Provisions”), but notwithstanding any of the other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any such additional series of Preferred Stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions (if any), the Board of Directors also is authorized to increase or decrease the number of shares of any series of Preferred Stock (other than the Series A Preferred Stock), before or after the issuance of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution originally fixing the number of shares of such series.

C. Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed to the Corporation’s shareholders as set forth in these Articles of Incorporation.

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote for each such share, shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote upon such matters and in such manner as may be provided by law.